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                                                                       EXHIBIT 8

                      [PILLSBURY WINTHROP LLP LETTERHEAD]



                               September 18, 2002

Silgan Holdings Inc.
Four Landmark Square
Stamford, CT 06901


               Re: Silgan Holdings Inc. Registration Statement on Form S-4
                   for its 9% Senior Subordinated Debentures

Dear Ladies and Gentlemen:

         We have acted as counsel to Silgan Holdings Inc. (the "Company"), in connection with the offer (the "exchange offer") to exchange new 9% Senior Subordinated Debentures due June 1, 2009 of the Company ("new debentures") for an equal principal amount of existing 9% Senior Debentures due June 1, 2009 of the Company ("old debentures"). In connection therewith, we have assisted in the preparation of the prospectus (the "Prospectus") that forms a part of the registration statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering $200,000,000 principal amount of new debentures. Unless otherwise defined herein, all terms used herein shall have the meanings ascribed to them in the Prospectus.

         On the basis of the foregoing and upon consideration of applicable law, subject to the qualifications stated therein, the discussion of U.S. federal income and estate tax considerations set forth under the caption "Certain U.S. Federal Tax Considerations" in the Prospectus constitutes our opinion as to the material U.S. federal income and estate tax consequences of participating in the exchange offer and owning and disposing of new debentures as discussed therein.

         This opinion is limited to the federal income and estate tax law of the United States and does not cover any questions arising under, or relating to, the laws of any other jurisdiction, or any political subdivision thereof or therein.

         We consent to being named in the Registration Statement and the Prospectus under the caption "Certain U.S. Federal Tax Considerations" as counsel that has passed upon the above

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referenced U.S. federal income and estate tax considerations with respect to the exchange offer and under the caption "Legal Matters."

         We also hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Pillsbury Winthrop LLP


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